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                                                                     EXHIBIT 4.7

                                                                (WARRANT HOLDER)




                                WARRANT AGREEMENT
                  BETWEEN CONVERTIBLE SUBORDINATED NOTE HOLDER
                                       AND
                              NEMATRON CORPORATION


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         THIS STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6 HEREOF.

                           WARRANT TO PURCHASE SHARES
                        OF COMMON STOCK, NO PAR VALUE, OF
                              NEMATRON CORPORATION

March   , 2001


         THIS STOCK PURCHASE WARRANT ("Warrant") CERTIFIES THAT, for value received, subject to the provisions hereinafter set forth, __________ (THE "HOLDER") is entitled to purchase from Nematron Corporation, a Michigan corporation, and its successors and assigns (the "Company") up to ______________ SHARES (the "Warrant Shares") of common stock of the Company, no par value (the "Common Stock"), at the price of $0.30 per share (the "Per Share Warrant Price") at any time and from time to time after the date hereof and until March 31, 2006 (the "Expiration Date") subject to the provisions and adjustments and on the terms and conditions hereinafter set forth. The Per Share Warrant Price, when multiplied by the number of shares purchasable hereunder shall be referred to as the "Aggregate Warrant Price." The number of shares purchasable hereunder and the Per Share Warrant Price are subject to adjustment, as hereinafter provided. The Company has issued this Warrant in connection with its issuance to the Holder of a Convertible Subordinated Promissory Note on the date of this Warrant.

         The following is a statement of the rights of the Holder of this Warrant and the terms and conditions to which this Warrant is subject, to which terms the Holder hereof, by acceptance of this Warrant, assents.

1.  EXERCISE OF WARRANT

         (a) Subject to the conditions set forth herein, this Warrant may be exercised in whole at any time or in part from time to time by the Holder hereof by the surrender of this Warrant at the principal office of the Company on or before the Expiration Date and upon payment to the Company of the Aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased. Such payment shall be made by the Holder in the form of a certified or cashier's check. If this Warrant is exercised with respect to less than all of the Warrant Shares at the time purchasable hereunder, the Holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised.


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     (b) The Company shall keep a warrant registry book of the names of all the holders of its registered warrants (including the Holder) and their registered assigns.


2.  ADJUSTMENTS

         (a) If at any time prior to the exercise of the Warrant, the daily closing price for the Company's Common Stock is less than $0.30 per share for five consecutive trading days (provided, however, that the Common Stock is traded on such trading day, the Per Share Warrant Price shall be the lowest such price during such period. The Company currently intends to issue equity securities in a private offering (the "Proposed Equity Offering") on or before August 31, 2001 on terms and conditions to be determined at the time of such offering (the "Proposed Shares"). In the event the Company completes the Proposed Equity Offering prior to the exercise of this Warrant, the Holder may exchange this Warrant for a warrant to purchase that number of Proposed Shares equal to the Aggregate Warrant Price divided by the per Proposed Share price set forth in the Proposed Equity Offering. The exercise price of the new warrant shall be the per Proposed Share price set forth in the Proposed Equity Offering.

         (b) In the event the Company shall (i) pay a dividend to the holders of Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then (A) the number of Warrant Shares shall be adjusted so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant the number of shares of Common Stock which he would have owned immediately after such event had the Warrant been exercised immediately prior to the occurrence of such event and (B) the Per Share Warrant Price shall be adjusted to that price determined by multiplying the Per Share Warrant Price in effect immediately prior to such event by a fraction (x) the numerator of which is the total number of outstanding shares of Common Stock immediately prior to such event, and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. Such adjustment shall become effective immediately after the opening of business on the day following such record date or the day upon which such subdivision, combination or reclassification becomes effective.

         (c) In the event the Company shall (i) issue by reclassification of its Common Stock any shares of the Company of any class or series, (ii) merge or consolidate with or into another entity (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock), (iii) sell or otherwise convey to another entity all or substantially all of the assets of the Company followed by the distribution of the proceeds thereof to the shareholders of the Company, or (iv) engage in a share exchange involving all or substantially all of the stock of the Company, then the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, instead of the Warrant Shares, the consideration which he would have owned immediately after such event had the Warrant been exercised immediately prior to the occurrence of such event.

         (d) No adjustment shall be required unless such adjustment would require an increase or decrease of at least one-tenth of a share in the number of Warrant Shares or at


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least one-tenth of a cent in the Per Share Warrant Price; provided, however, that any adjustment which by reason hereof is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (e) No fractional shares of Common Stock shall be issued upon exercise of this Warrant. The number of shares issued shall instead be rounded down to the nearest whole share and any fractional share disregarded.

         (f) The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

         (g) Whenever the Per Share Warrant Price or the number of Warrant Shares shall be adjusted pursuant to the provisions hereof, the Company shall within 30 days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Per Share Warrant Price after giving effect to such adjustment.

3.  FULLY PAID STOCK

         The Company agrees that the Warrant Shares delivered upon exercise of this Warrant as herein provided shall, at the time of such delivery, be fully paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and hold in reserve for issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

4.  CLOSING OF TRANSFER BOOKS

         The right to exercise this Warrant shall not be suspended during any period while the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon the exercise of this Warrant while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

5.  LOST OR STOLEN WARRANTS

         In case any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon an indemnity agreement or bond reasonably satisfactory to the Company.


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6.  ASSIGNMENT

         This Warrant is not assignable or transferable except by will or the laws of descent and distribution and any such attempted assignment or transfer shall be null and void. The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

7.  SECURITIES MATTERS

         Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933 (the "Act"), as amended, or any applicable "Blue Sky" laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that Holder (a) is receiving this Warrant and, upon exercise, is acquiring the Warrant Shares for Holder's own account and not on behalf of others, and is not taking this Warrant or any of the Warrant Shares with a view to the "distribution" thereof (as that term is defined in the Act and the rules and regulations of the Securities and Exchange Commission thereunder) and (b) will not offer, distribute, sell, transfer or otherwise dispose of this Warrant or the Warrant Shares except pursuant to (i) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto, or (ii) an opinion, satisfactory to the Company, addressed to the Company, of counsel satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws. Each and every certificate representing Warrant Shares to be delivered upon exercise of this Warrant shall bear the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8.  NO RIGHTS AS SHAREHOLDER

         Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a shareholder of the Company.

9.  MISCELLANEOUS

         (a) All covenants and agreements of the Company in this Warrant shall be binding upon the Company's successors and assigns.


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         (b) This Warrant shall be construed and enforced in accordance with the laws of the State of Michigan.

         (c) This Warrant may be amended, except as provided in Section 2, only with the written consent of the Company and the Holder.

         (d) Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered mail, postage prepaid, and if to the Holder, addressed to the Holder at the Holder's address appearing on the warrant registry book of the Company, and if to the Company, addressed to it at 5840 Interface Drive, Ann Arbor, Michigan 48103, Attention:
President, or to such other address or attention as shall be furnished in writing by the Company or the Holder, and any such notice shall be deemed to have been given as of the date received.

         (e) The Company will pay when due and payable any and all federal and state taxes which may be payable by the Company in respect of the issue of this Warrant, or any Common Stock or certificates therefor upon the exercise of this Warrant, pursuant to the provisions thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any attempted transfer, in whole or in part, of this Warrant (including the issuance of new Warrants in connection therewith) or the delivery of stock certificates in a name other than that of the Holder presented for exercise, and any such tax shall be paid by the Holder at the time of presentation.

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be signed by a duly authorized officer and this Warrant to be dated the date set forth above.

NEMATRON CORPORATION                       ACCEPTED AND AGREED:


By:                                                     [Holder]
   ---------------------------             -------------------------------------
   DAVID P. GIENAPP, SECRETARY
                                           By:
                                              ----------------------------------
                                              [Signature]

                                           Name:
                                                --------------------------------

                                           Its:
                                               ---------------------------------

Schedule of Warrant holders and Amount of Warrants

Date              Name                                  Amount

03-21-01          Ralph E. Miesel                      200,000
03-23-02          North Coast Technology
                  Investors LP                         500,000
03-29-01          The Stag Group                        33,333
04-09-01          James A. Nichols                      66,667
                                                      --------
                                                       800,000
                                                      ========